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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      March 4, 2003
                                                 -----------------------



                                HOLLY CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)


           Delaware                    001-03876                75-1056913
----------------------------    ------------------------    ------------------
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                           Identification No.)


  100 Crescent Court, Suite 1600
           Dallas, Texas                                75201-6927
----------------------------------------             ---------------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (214) 871-3555
                                                    ---------------------------


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ITEM 5.     OTHER EVENTS

On March 4, 2003, the Company issued the following press release:


         HOLLY CORPORATION ANNOUNCES SALE OF CRUDE OIL GATHERING SYSTEM

                  Dallas, Texas, March 4, 2003 - Holly Corporation (AMEX - HOC), today announced the sale of its Iatan crude oil gathering system located in West Texas to Plains Marketing L.P. for a purchase price of $24 million in cash. In connection with the transaction, Holly and Plains have entered into a six and a half year agreement which allows Holly to transport crude oil on the Iatan system at an agreed upon tariff. The sale will result in a pre-tax gain of approximately $17 million to Holly.

                "We are pleased that we have been able to sell this asset, which has been profitable since it was acquired in 1998 but is not central to our refining operations," said Matthew P. Clifton, President of Holly Corporation. "The net proceeds of the sale will be reinvested in our core refining operations. We plan to remain a substantial purchaser of crude oil in West Texas, and we are pleased that the tariff agreement with Plains Marketing, L.P. will allow Holly to continue to gather and purchase crude oil from producers served by this pipeline system."

                Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and wholesale marketing of petroleum products.

                The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such


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       statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

       For further information, contact:
       Matthew P. Clifton, President
       Stephen J. McDonnell, Vice President and
           Chief Financial Officer
       Holly Corporation
       (214) 871-3555


       This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002, and the discussion under the heading "Additional Factors That May Affect Future Results"


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included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for
the quarter ended October 31, 2002. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.



SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HOLLY CORPORATION
                                        ----------------------------------------
                                         (Registrant)



Date:   March 4, 2003                    By   /s/ Stephen J. McDonnell
       ---------------                     -------------------------------------
                                             Stephen J. McDonnell
                                             Vice President and Chief
                                              Financial Officer